UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2007

RAPTOR PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-50720	98-0379351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (415) 382-8111

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On October 17, 2007, Raptor Pharmaceuticals Corp., a Delaware corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”), dated as of the same date, by and between the Company (for the limited purpose of guaranteeing the obligations of Bennu, as defined below, under the Purchase Agreement), Bennu Pharmaceuticals Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Bennu”), on the one hand, and Thomas E. Daley (“Daley”) and Convivia, Inc., a Delaware corporation (the “Seller” or “Convivia”, and collectively with Daley, the “Convivia Parties”), on the other hand, pursuant to which Bennu acquired substantially all of the assets (primarily comprised of intellectual property and know-how related to an aldehyde dehydrogenase (“ALDH2”) deficiency product candidate) (the “Transferred Assets”) of, and agreed to assumed certain of the liabilities of, the Seller in exchange for 200,000 shares (the “Shares”) of restricted, unregistered common stock of the Company (“Common Stock”) and potential future issuances of additional Common Stock (the “Milestone Shares”) based on the accomplishment of Milestones (as defined below) (the “Acquisition”).

The following is a brief summary of the terms and conditions of the Purchase Agreement that are material to the Company. This summary is qualified in its entirety by reference to the full text of the Purchase Agreement, and any reports, definitive proxy statements or information statements filed subsequent to this Current Report on Form 8-K by the Company under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed with the Securities Exchange Commission that relate to the transaction.

The Seller will be entitled to receive the Milestone Shares, if at all, in such amounts and only to the extent certain future milestones (each, a Milestone, and together, the “Milestones”) are accomplished by Bennu (or any subsidiary thereof, or the Company), as set forth below:

•

Within fifteen (15) days after Bennu enters into a manufacturing license or other agreement to produce any product that is predominantly based upon or derived from any of the Transferred Assets (a “Product”) in quantity, the Seller will be entitled to receive 100,000 shares of Common Stock if such license agreement is executed within one (1) year of execution of the Purchase Agreement or, if thereafter, 50,000 shares of Common Stock. Should Bennu obtain a second such license or agreement for a Product, the Seller will be entitled to receive 50,000 shares of Common Stock within 30 days of execution of such second license or other agreement;

•

Within fifteen (15) days after Bennu receives its first patent allowance on any patents which constitute part of the Transferred Assets in any one of certain predetermined countries (a “Major Market”), the Seller will be entitled to receive 100,000 shares of Common Stock;

•

Within fifteen (15) days after Bennu receives its second patent allowance on any patents which constitute part of the Transferred Assets different from the patent referenced in the immediately preceding bullet point above in a Major Market, Seller will be entitled to receive 50,000 shares of Common Stock;

•

Within fifteen (15) days of completion of predetermined benchmarks in a Major Market by Bennu or its licensee of the first  phase II human clinical trial for a Product (a “Successful Completion”), the Seller will be entitled to receive 100,000 shares of Common Stock if such Successful Completion occurs within one (1) year of execution of the Purchase Agreement or, if thereafter, 50,000 shares of Common Stock within thirty (30) days of such Successful Completion;

•

Within fifteen (15) days of a Successful Completion in a Major Market by Bennu or its licensee of the second  phase II human clinical trial for a Product (other than the Product for which a distribution is made under the immediately preceding bullet point above), the Seller will be entitled to receive 50,000 shares of Common Stock;

•

Within fifteen (15) days after Bennu or its licensee applies for approval to market and sell a Product in a Major Market for the indications for which approval is sought (“Marketing Approval”), the Seller will be entitled to receive 100,000 shares of Common Stock;

•

Within fifteen (15) days after Bennu or its licensee applies for Marketing Approval in a Major Market (other than the Major Market for which a distribution is made under the immediately preceding bullet point above), the Seller will be entitled to receive 50,000 shares of Common Stock;

•

Within fifteen (15) days after Bennu or its licensee obtains the first Marketing Approval for a Product from the applicable regulatory agency in a Major Market, the Seller will be entitled to receive 200,000 shares of Common Stock; and

•

Within fifteen (15) days after Bennu or its licensee obtains Marketing Approval for a Product from the applicable regulatory agency in a Major Market (other than the Major Market for which a distribution is made under the immediately preceding bullet point above), the Seller will be entitled to receive 100,000 shares of Common Stock.

Pursuant to the terms of the Purchase Agreement, the Securities have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and that accordingly they will not be fully transferable except as permitted under various exemptions contained in the Securities Act and applicable state securities laws, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act.

Pursuant to the terms of the Purchase Agreement, the Company guaranteed to the Convivia Parties the due, full and complete performance and observance of any and all obligations of Bennu under such Agreement. The Company also agreed to perform and observe any such obligations or cause the same to be performed or observed, and further, it agreed to indemnify and hold harmless such parties with respect to such obligations in the event that Bennu fails to perform or observe any such obligation as and when the same shall become due and payable under the terms of the Purchase Agreement.

In connection with the Purchase Agreement, Bennu agreed to pay off the Seller’s liabilities to Harold Snyder (“Snyder”) up to an amount equal to, in the aggregate, 200,000 shares (the “Snyder Shares”) of Common Stock. On October 17, 2007, the Company entered into a Subscription Agreement, dated as of the same date, by and between the Company and Snyder pursuant to which the Company agreed to issue the Snyder Shares to Snyder as payment in full for the obligations owed by Seller to Snyder and for Snyder’s cancellation and forgiveness of such obligations. The Shares, the Milestone Shares and the Snyder Shares are sometimes referred to herein individually and collectively as the “Securities”.

In connection with the Purchase Agreement, Bennu agreed to employ the Seller’s Chief Executive Officer, Thomas E. Daley (“Daley”), as Bennu’s President pursuant to an Employment Agreement, dated as of September 7, 2007, by and between Bennu and Daley (the “Employment Agreement”). Daley began his employment thereunder on September 10, 2007. Daley has since been appointed to Bennu’s board of directors.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. Other than in respect of the Acquisition, there exists no material relationship between the Seller and the Company or any of the Company’s affiliates, or any director or officer of the Company, or any associate of any such director or officer.

Item 3.02 Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety. The sales and issuances of the Securities under the Purchase Agreement and Subscription Agreement to the Seller and Snyder, respectively, were exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The Company relied upon the representations made by the Convivia Parties and Snyder pursuant to the Purchase Agreement and the Subscription Agreement, respectively, in determining that such exemptions were available. No underwriting discounts or commissions were paid by the Company in connection with these transactions.

Item 8.01 Other Events

On October 22, 2007, the Company issued a press release, in the form attached to this Current Report on Form 8-K as Exhibit 99.1, that announced the acquisition of its first clinical-stage product and the formation of a wholly-owned subsidiary, Bennu. The subsidiary will be responsible for clinical development of internally discovered therapeutic candidates based on the Company’s novel drug delivery platforms and in-licensed clinical-stage products. Bennu will focus initially on a product targeting ALDH2 deficiency, a genetic metabolic disorder. The ALDH2 deficiency product candidate was among assets acquired from Convivia.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release of the Company dated as of October 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICALS CORP.
By: /s/ Kim R. Tsuchimoto
Kim R. Tsuchimoto Chief Financial Officer, Treasurer and Secretary Date: October 22, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated as of October 22, 2007.